May 10, 2021

Flora Growth Corp.
65 Queen Street West, Suite 800
Toronto, Ontario M5H 2M5

Re: Flora Growth Corp.

Dear Sirs/Mesdames:

We have acted as Canadian counsel to Flora Growth Corp., an Ontario corporation (the “Corporation”), in connection with the Corporation’s filing of a Registration Statement on Form F-1 (File No. 333-252996) (the “Registration Statement”) filed by the Corporation under the Securities Act of 1933 of the United States (the “Act”) relating to the initial public offering (the “Offering”) by the Corporation of up to 3,833,333 common shares, without par value, of the Corporation (including the up to 500,000 common shares that the underwriters have the option to purchase to cover any over-allotments) (such common shares generally the “Common Shares” and the Common Shares being issued pursuant to the Offering specifically, the “Offering Shares”) pursuant to an underwriting agreement to be entered into on or prior to the closing date of the Offering (the “Underwriting Agreement”) between the Corporation and Boustead Securities, LLC, as representative, and the other several underwriters to be named therein.

We understand that the Registration Statement also covers the resale under a separate resale prospectus (the “Resale Prospectus”) by selling shareholders of the Corporation, as named in the Resale Prospectus, of 1,315,200 Common Shares (the “Resale Shares”) (being 438,400 Common Shares after giving effect to the 1-for-3 reverse split and consolidation of the Common Shares described in the Registration Statement) and up to 657,600 Common Shares (being 219,200 Common Shares after giving effect to the 1-for-3 reverse split and consolidation of the Common Shares described in the Registration Statement) underlying warrants issued to such selling shareholders (the “Warrants”), which such Resale Shares and Warrants were issued by the Corporation to such selling shareholders pursuant to an offering statement of the Corporation on Form 1-A filed on December 11, 2019 (the “Offering Statement”) with the Securities and Exchange Commission (the “SEC”) pursuant to Regulation A under the Act (the “Reg A Offering”).

Documents Reviewed

For the purposes of this opinion, we have examined and relied on, but have not participated in the preparation of, among other things, the following:

(a)	a certified copy dated May 10, 2021 of the constating documents and by-laws of the Corporation;

(b)	a certificate of status dated May 7, 2021 issued by the Ministry of Government and Consumer Services (Ontario) in respect of the Corporation (the “Certificate of Status”);

(c)
resolutions of the directors of the Corporation relating to the Offering and the transactions contemplated thereby, including resolutions of the directors approving, among other things, the Offering and the Reg A Offering;

(d)	the warrant indenture between the Corporation and TSX Trust Company, as warrant agent thereunder, dated January 20, 2020 providing for the issue of the Warrants (the “Warrant Indenture”); and

(e)	the form of certificate representing the Warrants.

As to certain matters of fact, we have relied on a certificate of even date herewith of an officer of the Corporation (the “Officer’s Certificate”).

In preparation for the delivery of this opinion, we have examined the above-mentioned documents and we have examined all such other documents and made such other investigations as we consider relevant and necessary in order to give this opinion. In particular, we have not reviewed, and express no opinion on, any document that is referred to or incorporated by reference into the documents reviewed by us. As to various questions of fact material to this opinion which we have not independently established, we have examined and relied upon, without independent verification, certificates of public officials and officers of the Corporation including, without limitation, the Officer’s Certificate.

For purposes of the opinion set forth below, we have assumed:

(a)	the legal capacity of all individuals;

(b)
the genuineness of all signatures on, and the authenticity and completeness of all documents submitted to us as originals and the conformity to authentic or original documents of all documents submitted to us as certified, conformed, telecopied, photostatic, electronically transmitted copies (including commercial reproductions);

(c)	the identity and capacity of any person acting or purporting to act as a corporate or public official;

(d)	the accuracy and completeness of all information provided to us by public officials or offices of public record;

(e)	the accuracy and completeness of all representations and statements of fact contained in all documents, instruments and certificates (including the Officer’s Certificate);

(f)	the accuracy and completeness of the minute books and all other corporate records of the Corporation reviewed by us;

(g)	the facts stated in the Certificate of Status continue to be true as of the date hereof;

(h)	the Offering Shares will be offered, issued and sold in compliance with applicable United States federal and state securities laws, and in the manner stated in the Registration Statement;

(i)	the Resale Shares and Warrants were offered, issued and sold in compliance with applicable United States federal and state securities laws, and in the manner stated in the Offering Statement; and

(j)	that the facts stated in the Certificate of Status and the Officer’s Certificate shall continue to be true and correct as at the date of completion of the Offering.

We have not undertaken any independent investigation to verify the accuracy of any of the foregoing assumptions.

When our opinion refers to Offering Shares or Common Shares to be issued or Resale Shares having been issued as being “fully paid and non-assessable”, such opinion indicates that the holder of such Common Shares cannot be required to contribute any further amounts to the Corporation by virtue of his, her or its status as holder of such Common Shares, either in order to complete payment for the Common Shares, to satisfy claims of creditors or otherwise. No opinion is expressed as to the adequacy of any consideration received for such Common Shares.

We are qualified to practise law only in the Province of Ontario. Our opinion below is limited to the existing laws of the Province of Ontario and the federal laws of Canada applicable therein as of the date of this opinion and should not be relied upon, nor are they given, in respect of the laws of any other jurisdiction. In particular, we express no opinion as to United States federal or state securities laws or any other laws, rule or regulation, federal or state, applicable to the Corporation. We disclaim any obligation or duty to update this opinion to reflect any changes in such laws or other circumstances after the date hereof.

In rendering our opinion in paragraph 1 below as to the valid existence of the Corporation, we have relied solely on the Certificate of Status, a copy of which has been delivered to you.

Based and relying upon and subject to the foregoing and the qualifications expressed below, we are of the opinion that:

1.	The Corporation is a corporation existing under the Business Corporations Act (Ontario) and has not been dissolved.

2.
The Offering Shares have been duly authorized by all necessary corporate action on the part of the Corporation and, upon payment and delivery in accordance with the Underwriting Agreement, will be validly issued, fully paid and non-assessable.

3.	The Resale Shares have been validly issued as fully paid and non-assessable shares in the capital of the Corporation.

4.
The Common Shares to be issued pursuant to the exercise of the Warrants have been set aside and reserved for issuance and conditionally allotted for issuance to holders of the Warrants and such Common Shares will, when issued in accordance with the terms of the Warrants, be validly issued as fully paid and non-assessable shares in the capital of the Corporation.

We hereby consent to the reference to our firm’s name under the caption “Legal Matters” in the prospectus included in the Registration Statement and the filing of this opinion with the SEC as an exhibit to the Registration Statement.  In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC promulgated thereunder.

This opinion letter is furnished to you at your request in accordance with the requirements of Item 8(5.1) of Form F-1 in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.  No opinion is expressed as to the contents of the Registration Statement, other than the opinions expressly set forth herein relating to the Offering Shares and the Resale Shares. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Yours truly,

(signed) “Wildeboer Dellelce LLP”